EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 1 to the Registration Statement of Multiplayer Online Dragon, Inc. on Form S-1 of my report dated June 4, 2009, appearing in the Prospectus, which is part of this amendment. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.
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Michael T. Studer CPA P.C.
Freeport, New York
August 3, 2009